                                                                                                     EXHIBIT (16)

POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Eaton Vance Insured Municipal Bond Fund, a Massachusetts business trust, do hereby severally constitute and appoint Thomas E. Faust Jr., Maureen A. Gemma or Barbara E. Campbell, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements on form N-14 and any and all amendments to such Registration Statements filed by Eaton Vance Insured Municipal Bond Fund with the Securities and Exchange Commission in respect of any class of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ Robert B. MacIntosh	President and Principal Executive Officer	August 29, 2008

Robert B. MacIntosh

/s/ Barbara E. Campbell	Treasurer and Principal Financial and Accounting Officer	August 29, 2008

Barbara E. Campbell

/s/ Benjamin C. Esty	Trustee	August 29, 2008

Benjamin C. Esty

/s/ Thomas E. Faust Jr.	Trustee	August 29, 2008

Thomas E. Faust Jr.

/s/ Allen R. Freedman	Trustee	August 29, 2008

Allen R. Freedman

/s/ William H. Park	Trustee	August 29, 2008

William H. Park

/s/ Ronald A. Pearlman	Trustee	August 29, 2008

Ronald A. Pearlman

/s/ Heidi L. Steiger	Trustee	August 29, 2008

Heidi L. Steiger

/s/ Lynn A. Stout	Trustee	August 29, 2008

Lynn A. Stout

/s/ Ralph F. Verni	Trustee	August 29, 2008

Ralph F. Verni